LANDACORP REPORTS THIRD QUARTER 2003 RESULTS                        EXHIBIT 99.1
PAGE 1
NOVEMBER 5, 2003

NEWS FOR IMMEDIATE RELEASE


For more information contact:       Mark Rapoport
                                    Landacorp
                                    404-531-9956
                                    mrapoport@landacorp.com

                  LANDACORP REPORTS THIRD QUARTER 2003 RESULTS

ATLANTA, GA. (NOVEMBER 5, 2003)--Landacorp, Inc. (Nasdaq:LCOR), a leading provider of technology-driven population health management solutions to health plans and provider organizations, today reported results for the third quarter ended September 30, 2003.

Total revenues for the third quarter of 2003 increased 19% to $7.0 million from revenues of $5.9 million in the corresponding period of 2002. The Company reported net income for the quarter of $0.9 million, or $0.06 per share (basic) and $0.05 per share (diluted), compared to a net loss of $1.1 million, or $0.07 per share (basic and diluted) for the corresponding period of 2002.

Included in the third quarter of 2003, is revenue of approximately $0.3 million related to achieving certain performance criteria from an ongoing care management contract.

Based on existing and anticipated customer contracts, management does not believe that consecutive quarter over quarter increases in revenue will continue for the remainder of 2003.

Total revenues for the nine months ended September 30, 2003 increased 25% to $20.0 million from revenues of $15.9 million in the corresponding period of 2002. The Company reported net income for the nine months ended September 30, 2003 of $2.5 million, or $0.16 per share (basic) and $0.15 per share (diluted), compared to a net loss of $9.0 million, or $0.59 per share (basic and diluted) for the nine months ended September 30, 2002.

Included in the nine months ended September 30, 2003, is revenue of approximately $1.1 million related to achieving certain performance criteria from an ongoing care management contract.



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LANDACORP REPORTS THIRD QUARTER 2003 RESULTS
PAGE 2
NOVEMBER 5, 2003


Landacorp, Inc. is The Population Health Management Company(sm). Our technology-driven solutions for health plans and healthcare delivery organizations include integrated predictive and interventional care management programs and services, and comprehensive Internet- and Windows(R)-based medical management software that improve health outcomes while helping manage and prevent costs. Selected as one of the top twelve disease management vendors in the Spring 2003 DSM Service Report issued by the Health Industries Research Companies (HIRC), Landacorp is among the largest providers of disease-specific intervention programs and services in the United States. Landacorp corporate headquarters and sales and marketing offices are located in Atlanta, GA, with additional operations located in Raleigh, NC and Chico, CA.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include statements regarding anticipated revenue for 2003, our products and anticipated growth in the markets for our products. Such forward looking statements are based on our management's current judgment and actual results may differ materially from those projected in such forward-looking statements due to various known and unknown risks and uncertainties, including the risk that new and recent contracts will not result in increased business and revenues as quickly as currently anticipated, or at all, and the risk that the markets for our products will not develop and improve as currently anticipated. For further information regarding these and the other risks related to Landacorp's business, investors should consult Landacorp's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2002. Landacorp disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Browse the Landacorp website at http://www.landacorp.com.

The Company's condensed statement of operations and condensed balance sheet are as follows:



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LANDACORP REPORTS THIRD QUARTER 2003 RESULTS
PAGE 3
NOVEMBER 5, 2003

                                 LANDACORP, INC.
                       Condensed Statement of Operations:
                                   (Unaudited)
                      (in thousands, except per share data)



                                                   THREE MONTHS ENDED        NINE MONTHS ENDED
                                                      SEPTEMBER 30,            SEPTEMBER 30,
                                                 ---------------------     ---------------------
                                                   2003         2002         2003         2002
                                                 --------     --------     --------     --------
Revenue                                          $  6,989     $  5,850     $ 20,001     $ 15,940

Cost of revenue                                     2,352        2,941        6,598        8,616
                                                 --------     --------     --------     --------
Gross profit                                        4,637        2,909       13,403        7,324
                                                 --------     --------     --------     --------

Operating expenses:
Sales and marketing                                 1,085        1,216        2,978        3,771
Research and development                            1,217        1,470        3,517        4,184
General and administrative                          1,289        1,175        3,980        4,425
Amortization of intangible assets                     134          134          401          769
Asset impairment charge                                --           --           --        3,300
                                                 --------     --------     --------     --------
Total operating expenses                            3,725        3,995       10,876       16,449
                                                 --------     --------     --------     --------

Net Income (loss) from operations                     912       (1,086)       2,527       (9,125)

Interest and other income                              29           28           78          118
Interest expense                                      (11)          (6)         (24)         (26)
                                                 --------     --------     --------     --------
Net income (loss) before income taxes            $    930     $ (1,064)    $  2,581     $ (9,033)
Provision for income taxes                             33           --           53           --
                                                 --------     --------     --------     --------
Net income (loss)                                $    897     $ (1,064)    $  2,528     $ (9,033)
                                                 ========     ========     ========     ========

Net income (loss) per share - basic              $   0.06     $  (0.07)    $   0.16     $  (0.59)
                                                 ========     ========     ========     ========
Net income (loss) per share - diluted            $   0.05     $  (0.07)    $   0.15     $  (0.59)
                                                 ========     ========     ========     ========

Weighted average common shares outstanding -
  basic                                            15,702       15,480       15,641       15,432
                                                 ========     ========     ========     ========

Weighted average common and common equivalent
  shares outstanding - diluted                     17,083       15,480       16,780       15,432
                                                 ========     ========     ========     ========



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LANDACORP REPORTS THIRD QUARTER 2003 RESULTS
PAGE 4
NOVEMBER 5, 2003


                                 LANDACORP, INC.
                      Condensed Consolidated Balance Sheets
                        (in thousands, except share data)


                                                                      SEP 30,          DEC 31,
                                                                       2003             2002
                                                                     --------         --------
                               ASSETS                              (unaudited)

Current Assets:
 Cash and cash equivalents                                           $ 11,487         $ 10,008
 Accounts receivable and costs and estimated
 earnings in excess of billings on uncompleted contracts, net           5,659            3,797

 Other current assets                                                     780              761
                                                                     --------         --------

     Total current assets                                              17,926           14,566

 Property and equipment, net                                            1,417            1,365
 Goodwill                                                               7,749            7,749
 Intangible assets, net                                                 1,115            1,516
 Other long-term assets                                                    98              123
                                                                     --------         --------

                                                                     $ 28,305         $ 25,319
                                                                     ========         ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accounts payable                                                    $  1,054         $    730
 Accrued expenses                                                       2,846            3,525
 Restructuring Accrual                                                    139              208
 Deferred revenue and billings in excess of costs and
   estimated earnings on uncompleted contracts, net                     7,605            7,122
 Current portion of capital lease obligations                              78               78
 Current portion of notes payable                                          92               --
                                                                     --------         --------

     Total current liabilities                                         11,814           11,663

Capital lease obligations, net of current portion                          98              181
Notes payable, net of current portion                                     261               --
                                                                     --------         --------
     Total liabilities                                                 12,173           11,844
                                                                     --------         --------

Stockholders' equity:
 Common stock, $0.001 par value, 50,000,000 shares                         16               16
   authorized; 15,981,553 and 15,761,227 shares issued
   and outstanding, respectively
 Additional paid-in capital                                            58,511           58,412
 Notes receivable from officers                                          (169)            (163)
 Unearned stock-based compensation                                         --              (36)
 Accumulated deficit                                                  (42,226)         (44,754)
                                                                     --------         --------
      Total stockholders' equity                                       16,132           13,475
                                                                     --------         --------
                                                                     $ 28,305         $ 25,319
                                                                     ========         ========



  Landacorp is a registered trademark of Landacorp, Inc. The Population Health Management Company is a service mark of Landacorp, Inc. Windows is a registered trademark of Microsoft Corporation
                                       ###